UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

August 15, 2023
Date of Report (Date of earliest event reported)
___________________________

CervoMed Inc.
(Exact name of registrant as specified in its charter)
___________________________
Delaware	001-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Park Plaza, Suite 424 Boston, Massachusetts	02216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-4400

Diffusion Pharmaceuticals Inc.
300 East Main Street, Suite 201
Charlottesville, Virginia 22902
(Former name or former address, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CRVO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 16, 2023, the Delaware corporation formerly known as “Diffusion Pharmaceuticals Inc.” completed its previously announced merger transaction in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of March 30, 2023 (the “Merger Agreement”), by and among Diffusion Pharmaceuticals Inc. (“Diffusion”), Dawn Merger Sub Inc., a wholly owned subsidiary of Diffusion (“Merger Sub”), and EIP Pharma, Inc. (“EIP”), pursuant to which Merger Sub merged with and into EIP, with EIP surviving the merger as a wholly owned subsidiary of Diffusion (the “Merger”). Additionally, on August 16, 2023, the Company changed its name from “Diffusion Pharmaceuticals Inc.” to “CervoMed Inc.” (the “Company”). See Item 2.01 for additional information regarding completion of the Merger.

Item 2.01         Completion of Acquisition or Disposition of Assets

As previously disclosed, on March 30, 2023, Diffusion, Merger Sub and EIP entered into the Merger Agreement. Upon the terms and subject to the satisfaction (or waiver) of the conditions described in the Merger Agreement, including the approval of the transaction by Diffusion’s stockholders, Merger Sub would be merged with and into EIP, with EIP surviving the Merger as a wholly owned subsidiary of Diffusion. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. In connection with the Merger, certain officers, directors and stockholders of EIP and continuing directors of Diffusion entered into lock-up agreements, pursuant to which they accepted certain restrictions on transfers of the shares of the Company following the effective time of the Merger (the “Effective Time”).

On August 16, 2023, in connection with the transactions contemplated by the Merger Agreement and following a special meeting of Diffusion’s stockholders (the “Special Meeting”) and prior to the effective time of the Merger Certificate (as defined below), Diffusion filed a certificate of amendment to its Certificate of Incorporation, as amended (the “Diffusion Charter”) effecting a reverse stock split of Diffusion’s common stock, par value $0.001 per share (“Diffusion common stock”), at a ratio of 1-for-1.5 (the “Reverse Stock Split”) (the “Reverse Stock Split Amendment”).

Also on August 16, 2023, Diffusion, Merger Sub and EIP consummated the transactions contemplated by the Merger Agreement. Pursuant to the Certificate of Merger filed with the Secretary of State of the State of Delaware on August 16, 2023 (the “Merger Certificate”), Merger Sub was merged with and into EIP and EIP became a wholly owned subsidiary of the Company. At the Effective Time, each outstanding share of EIP capital stock (after giving effect to (i) the automatic conversion of all shares of EIP preferred stock into shares of EIP common stock, (ii) the conversion of EIP’s convertible notes into shares of EIP common stock, and excluding any shares held as treasury stock by EIP or held or owned by Diffusion or any subsidiary of Diffusion or EIP and any dissenting shares) was converted into the right to receive 0.1151 shares of Diffusion common stock, which resulted in the issuance by Diffusion of an aggregate of 5,674,250 shares of Diffusion common stock to the stockholders of EIP (the “Exchange Shares”). Certain former EIP equity holders received pre-funded warrants at the Effective Time in lieu of an equivalent number of shares of Diffusion common stock. The issuance of the Exchange Shares was registered with the SEC on a Registration Statement on Form S-4, as amended (Reg. No. 333-271823) (the “Registration Statement”). The shares of Diffusion common stock listed on the Nasdaq Capital Market, previously trading through the close of business on August 16, 2023 under the ticker symbol “DFFN,” commenced trading on a post-Reverse Stock Split basis on the Nasdaq Capital Market on August 17, 2023, under the ticker symbol “CRVO.” The common stock has a new CUSIP number, 15713L109. In addition, at the Effective Time, Diffusion assumed the EIP 2018 Employee, Director and Consultant Equity Incentive Plan (the “EIP Plan”) and each outstanding and unexercised option to purchase EIP common stock and each outstanding and unexercised warrant to purchase EIP capital stock were adjusted with such stock options and warrants (“Warrants”) henceforth representing the right to purchase a number of shares of the Company’s common stock equal to 0.1151 multiplied by the number of shares of EIP common stock previously represented by such options and warrants.

The Merger is being treated as a reverse recapitalization under U.S. generally accepted accounting principles. EIP is considered the accounting acquirer for financial reporting purposes.

Immediately following to the consummation of the Merger, Diffusion filed a certificate of amendment (the “Name Change Amendment”) to the Diffusion Charter changing its name from “Diffusion Pharmaceuticals Inc.” to “CervoMed Inc.”

Following the consummation of the Merger, the business previously conducted by EIP became the business conducted by the Company, which is now a clinical-stage biopharmaceutical company advancing CNS-focused therapeutics to benefit patients with a range of debilitating neurodegenerative diseases. The Company is currently developing neflamapimod, an investigational orally administered small molecule brain penetrant that inhibits p38MAP kinase alpha (p38α). Neflamapimod has the potential to treat synaptic dysfunction, the reversible aspect of the underlying neurodegenerative processes that cause disease in dementia with Lewy bodies (DLB) and certain other major neurological disorders. Neflamapimod is currently being evaluated in a Phase 2b study in patients with DLB. The Company’s headquarters are located in Boston, Massachusetts (EIP’s former headquarters).

Immediately following the consummation of the Merger, there were approximately 5.7 million shares of the Company’s common stock outstanding, with prior EIP equityholders collectively owning approximately 77.95% of the Company and prior Diffusion equityholders collectively own approximately 22.05% of the Company, in each case, on a fully-diluted basis.

The foregoing descriptions of the Merger Agreement, the Merger Certificate, the Reverse Stock Split Amendment, the Name Change Amendment and Warrants do not constitute a complete summary of the terms of the Merger Agreement, the Merger Certificate, the Reverse Stock Split Amendment, the Name Change Amendment or the Warrants, and are qualified in their entirety by reference to the full text of the Merger Agreement, the Merger Certificate, the Reverse Stock Split Amendment, the Name Change Amendment and the form of Warrant, copies of which are attached to this Current Report on Form 8-K as Exhibits 2.1, 3.2, 3.3, 3.4 and 4.1 hereto and are incorporated herein by reference.

Item 3.03.         Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K regarding the Reverse Stock Split Amendment is incorporated by reference herein.

As previously disclosed, at the Special Meeting, Diffusion’s stockholders approved the Reverse Stock Split Amendment to effect the Reverse Stock Split within a range of one new share for not less than 1.5 and not greater than 8 shares outstanding and, in connection with the Special Meeting, Diffusion’s board of directors made the determination to implement the Reverse Stock Split at a ratio of one new share for every 1.5 pre-split shares.

On August 16, 2023, in connection with the Merger, Diffusion filed the Reverse Stock Split Amendment effecting the Reverse Stock Split. As of the opening of trading on The Nasdaq Capital Market on August 17, 2023, the Company’s common stock commenced trading on a Reverse Stock Split-adjusted basis under the ticker symbol “CRVO”.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of Diffusion common stock immediately prior to the Reverse Stock Split was reduced into a smaller number of shares, such that every 1.5 shares of Diffusion common stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of Diffusion’s common stock after the Reverse Stock Split.

No fractional shares were issued in connection with the Reverse Stock Split. In accordance with the Reverse Stock Split Amendment, each stockholder who would otherwise be entitled to receive a fractional share of Diffusion’s common stock upon the consummation of the Reverse Stock Split shall have that fractional share rounded up to one additional whole share.

In accordance with the Reverse Stock Split Amendment, no corresponding adjustment was made with respect to the Company’s authorized shares of common stock or preferred stock. The Reverse Stock Split has no effect on the par value of the Company’s common stock or preferred stock. Immediately after the Reverse Stock Split and prior to the consummation of the Merger, each stockholder’s percentage ownership interest in Diffusion and proportional voting power remained unchanged, other than as a result of the rounding to eliminate fractional shares, as described in the preceding paragraph. The rights and privileges of the holders of shares of Diffusion common stock were unaffected by the Reverse Stock Split. Proportional adjustments have also been made to the Company’s outstanding warrants, stock options, and restricted stock units, as well as to the reserves available pursuant to and terms of the Company’s 2015 Equity Incentive Plan, as amended, to reflect the Reverse Stock Split, in each case, in accordance with the terms thereof.

The foregoing description of the Reverse Stock Split Amendment is not complete and is subject to and qualified in its entirety by reference to the Reverse Stock Split Amendment, a copy of which is attached as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 4.01         Change in Registrant’s Certifying Accountant.

(a) On August 16, 2023, the Audit Committee (the “Audit Committee”) of the board of directors of the Company approved the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm, effective immediately.

The reports of KPMG on the Company’s consolidated financial statements as of and for each of the two fiscal years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2022 and December 31, 2021, and the subsequent interim period through August 16, 2023, there were no: (1) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG with a copy of the disclosures it is making in this Item 4.01 and requested that KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in this Item 4.01. A copy of KPMG’s letter, dated August 17, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) On August 16, 2023, the Audit Committee approved, on behalf of the Company, the engagement of RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Prior to the completion of the Merger, RSM served as the auditor of EIP since December 2017.

During the years ended December 31, 2022 and 2021, and the subsequent interim period through August 16, 2023, neither Diffusion nor anyone on its behalf consulted with RSM, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on Diffusion’s financial statements, and neither a written report nor oral advice was provided to Diffusion that RSM concluded was an important factor considered by Diffusion in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01         Changes in Control of Registrant

To the extent required by Item 5.01 of Form 8-K, the disclosures contained in Items 2.01 and 5.02 of this Current Report on Form 8-K are incorporated herein by reference.

Immediately following the consummation of the Merger, the prior EIP equityholders collectively owned approximately 77.95% of the Company and the prior Diffusion equityholders collectively owned approximately 22.05% of the Company, in each case, on a fully-diluted basis. In addition, the seven-member board of directors of the Company includes five individuals who are designees of EIP and served as members of the board of directors of EIP immediately prior to the Merger. These directors possess majority control of the board of directors of the Company.

In accordance with the Merger Agreement, on August 16, 2023, immediately prior to the Effective Time, each of Alan Levin, Robert Adams, J.D., Mark T. Giles, J.D., Diana Lanchoney, M.D. and Robert J. Cobuzzi, Jr., resigned from the Company’s board of directors and any respective committees of the board of directors to which they belonged. Following such resignation, at the Effective Time, on August 16, 2023, the Company’s board of directors and its committees were reconstituted, with Sylvie Grégoire, Pharm.D., Jeff Poulton, Marwan Sabbagh, M.D., Frank Zavrl, John Alam, M.D., being appointed as directors of the Company and Jane Hollingsworth, J.D., and Jill Davidson continuing as directors of the Company, in all cases, with terms expiring at the Company’s 2023 annual meeting of stockholders, and Dr. Grégoire was appointed Chair of the Company’s board of directors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Resignation of Directors and Termination of Executive Officers

In accordance with the terms of the Merger Agreement, (i) each of Alan Levin, Robert Adams, J.D., Mark T. Giles, J.D. and Diana Lanchoney, M.D. resigned from Diffusion’s board of directors and any respective committee membership of Diffusion’s board of directors, effective as of the Effective Time and (ii) Robert J. Cobuzzi Jr., Ph.D., the Company’s Chief Executive Officer, resigned as the Company’s Chief Executive Officer and as a director of the Company, in each case, as of the Effective Time and was appointed as Chief Operating Officer. William Elder will step down from his role as Principal Financial Officer and will remain employed by the Company as the General Counsel and Corporate Secretary of the Company.

Appointment of Directors and Executive Officers

At the Effective Time, the Company’s board of directors (and its committees) and executive officers were reconstituted to include the following directors and executive officers:

Name	Age	Position
Executive Officers
John Alam, M.D.	61	Chief Executive Officer, President and Director (Principal Executive Officer)
William Tanner, Ph.D.	65	Chief Financial Officer (Principal Financial Officer)
Robert J. Cobuzzi, Jr., Ph.D.	58	Chief Operating Officer
Kelly Blackburn, M.H.A.	59	Senior Vice President, Clinical Development
William Elder	40	General Counsel and Corporate Secretary

Non-Employee Directors
Sylvie Grégoire, PharmD.	61	Chair of the Board of Directors
Jane Hollingsworth, J.D.	65	Director
Jeff Poulton	55	Director
Marwan Sabbagh, M.D.	57	Director
Frank Zavrl	58	Director
Jill Davidson	66	Director

The directors have a term expiring at the Company’s 2023 annual meeting of stockholders.

The members of the Audit Committee are Jeff Poulton (Chair), Frank Zavrl and Jane Hollingsworth, J.D. The members of the Compensation Committee are Frank Zavrl (Chair), Jeff Poulton and Jane Hollingsworth, J.D. The members of the Nominating and Corporate Governance Committee are Jane Hollingsworth, J.D. (Chair), Marwan Sabbagh, M.D. and Frank Zavrl.

Pursuant to the terms of the Merger Agreement, each of (i) John Alam, M.D., Sylvie Grégoire, PharmD., Jeff Poulton, Marwan Sabbagh, M.D., and Frank Zavrl were appointed to the board of directors of the Company as designees of EIP and (ii) Jane Hollingsworth, J.D. and Jill Davidson remained on the board of directors of the Company as designees of Diffusion. Each of the non-employee directors of the Company will be eligible to receive compensation pursuant to the Company’s non-employee director compensation policy.

Executive Officers

John Alam, MD has served as the President and Chief Executive Officer of the Company since August 2023. Dr. Alam was EIP’s co-founder and served as EIP’s President and Chief Executive Officer and as a member of EIP’s board of directors from April 2018 to August 2023.  Prior to that, Dr. Alam served as a managing member of EIP Pharma, LLC, EIP’s predecessor entity, from its inception in 2010.  From January 2011 to August 2014, Dr. Alam served as therapeutic area head for diseases of aging at Sanofi S.A. (NASDAQ: SNY), a global pharmaceutical company.  From 1997 until 2008, he held positions of increasing responsibility at Vertex Pharmaceuticals Incorporated (NASDAQ: VRTX), most recently as Chief Medical Officer and Executive Vice President, Medicines Development.  From 1991 to 1997, Dr. Alam worked at Biogen Inc. (NASDAQ: BIIB), where he led the clinical development of Avonex, a drug that treats multiple sclerosis.  From 2014 to 2022, Dr. Alam served as a member of the board of directors of the Alliance for Aging Research, a non-profit organization dedicated to promoting innovation to address the healthcare needs of older Americans. Dr. Alam received an S.B. in chemical engineering from the Massachusetts Institute of Technology and a M.D. from Northwestern University School of Medicine. Dr. Alam completed an internal medicine residency at Brigham and Women’s Hospital and a post-doctoral fellowship at Dana-Farber Cancer Institute.

The Company’s board of directors believes that Dr. Alam is qualified to serve on the combined company’s board of directors due to his service as EIP’s president and chief executive officer, and his extensive knowledge of our company and significant background in pharmaceutical research and development.

William Tanner, Ph.D has served as the Company’s Chief Financial Officer since August 2023. He previously served as EIP’s Chief Financial Officer from September 2022 to August 2023. Dr. Tanner has been a consultant at Danforth Advisors, a financial and operational company for outsourced corporate and clinical business functions, since November 2021 and previously served as the chief financial officer of Danforth Advisors from November 2021 to April 2022. He co-founded ImmunoGenesis, Inc., an immuno-oncology company, in May 2019 and served as its Chief Financial Officer until October 2021. From November 2022 to April 2023, Dr. Tanner served as the chief financial officer of siRNAgen Therapeutics and from May 2021 to April 2023, he served as the interim chief financial officer of Synthis Therapeutics, Inc. Prior to that, Dr. Tanner was a managing director at Brookline Capital Markets from April 2019 to May 2019, an analyst at Cantor Fitzgerald & Co. from November 2016 to November 2018, and an analyst at Guggenheim Securities from May 2015 to November 2016. Dr. Tanner earned his B.S. and Ph.D. in physiology from Texas A&M University and completed post-doctoral training in Washington University School of Medicine’s Department of Cell Biology and in the Center for Immunology. He received his MBA from Washington University’s Olin Business School.

Robert J. Cobuzzi, Jr., Ph.D. has served as the Company’s Chief Operating Officer since August 2023. Dr. Cobuzzi previously served as the Company’s President and Chief Executive Officer from September 2020 to August 2023, and was a member of the board of directors of the Company from January 2020 until August 2023. Dr. Cobuzzi also currently serves as a Venture Partner and Chairman of the Business Development Board for Sunstone Life Science Ventures, an independent European venture capital investment firm focused on life science therapeutic innovations. Previously, Dr. Cobuzzi served as an Advisor to the Mitochondrial Disease Research Program at the Children’s Hospital of Philadelphia, an internationally recognized hospital and research center devoted to children, from January 2019 to April 2020, and as President and Chief Executive Officer of MitoCUREia, Inc., an affiliated company, from July 2019 to July 2020. From 2005 to 2018, Dr. Cobuzzi served in various roles at Endo International PLC, a specialty branded and generic pharmaceuticals manufacturer, most recently serving as President of Endo Ventures Limited. Dr. Cobuzzi received his Bachelor of Arts in Biochemistry and Art History from Colby College and his Ph.D. in Molecular and Cellular Biochemistry from Loyola University Chicago. He served as a Post-doctoral Fellow in Experimental Therapeutics at Roswell Park Cancer Institute.

Kelly Blackburn, M.H.A. has served as Senior Vice President, Clinical Development of the Company since August 2023. Ms. Blackburn previously served as Senior Vice President, Clinical Development of EIP from May 2018 to August 2023. Previously, Ms. Blackburn served as Vice President, Clinical Affairs of aTyr Pharma, Inc. (NASDAQ: LIFE) from July 2013 to July 2016. Ms. Blackburn served as a clinical development consultant from September 2012 to July 2013 to a number of companies, including Agios Pharmaceuticals, Promedior Inc. and aTyr Pharma. Prior to this, Ms. Blackburn was the Vice President, Clinical Development Operations at Vertex Pharmaceuticals Incorporated (NASDAQ: VRTX), a global biotechnology company, from September 2006 to September 2012 overseeing programs for Incivek, Kalydeco as well as their early development programs. From September 2002 to August 2006, Ms. Blackburn was Director of Clinical and Safety Operations for Millennium Pharmaceuticals where she was responsible for the VELCADE program which was successfully approved during her tenure. Ms. Blackburn holds a B.S. in biochemistry from University of New Hampshire, an M.H.A. from Quinnipiac College and a M.Ed. from Cambridge College.

William Elder has served as the Company’s General Counsel & Corporate Secretary since September 2020. Mr. Elder previously served as Diffusion’s Principal Financial Officer from June 2023 to August 2023. Prior to joining Diffusion, Mr. Elder principally served as president and chief executive officer of BillyVonElds, LLC, a season-long and daily fantasy sports company, where he managed all corporate, legal, and operational aspects of the business from April 2019 to September 2020. From July 2020 to September 2020, Mr. Elder also served as a part-time consultant to Diffusion. From 2011 to February 2019, Mr. Elder served as a corporate and securities associate for Dechert LLP, an international law firm, where Mr. Elder’s practice focused primarily on counseling public companies on securities laws and regulatory requirements, corporate governance matters, and financial transactions in the equity and debt markets. He received his J.D. from the University of Pennsylvania Law School, an M.S. in finance from Villanova University, and a B.A. in economics from Tufts University.

Non-Employee Directors

Sylvie Grégoire, Pharm.D. has served as the Company’s Chair of the board of directors since August 2023. Dr. Grégoire was EIP’s co-founder and served as EIP’s Executive Chair and as a member of EIP’s board of directors from April 2018 to August 2023.  From May 2013 to May 2019, Dr. Grégoire served as a director for Vifor Pharma AG (SIX: VIFN), a global pharmaceutical company focused on treatments for renal disease. From September 2007 to May 2013, Dr. Grégoire served as President of the Human Genetic Therapies division of Shire plc, a global biopharmaceutical company recently acquired by Takeda Pharmaceutical Company Limited.  From 2005 to 2008, she served as a director of IDM Pharma, Inc., a publicly traded biotechnology company that now operates as a subsidiary of Takeda Pharmaceuticals Company Limited, including serving as its Executive Chair from August 2006 to October 2007. From 2004 to 2005, Dr. Grégoire served as President, Chief Executive Officer and Executive Member of the board of directors of GlycoFi, Inc., a private biotechnology company now part of Merck and Co., Inc. Prior to that, Dr. Grégoire held various leadership positions at Biogen, Inc. (NASDAQ: BIIB), including Vice-President (head) of Regulatory Affairs, Vice-President (head) of Manufacturing, and as Executive Vice President of Technical Operations. Dr. Grégoire also served at Merck and Co., Inc. in the US and internationally in clinical research and regulatory affairs.  Dr. Grégoire serves on the board of directors of Novo Nordisk A/S (NYSE: NVO), a global pharmaceutical company, where she sits on the audit committee, the nomination committee and the research and development committee. Dr. Grégoire has also serves on the board of directors of Revvity Inc (NASDAQ: RVTY) (previously PerkinElmer, Inc. (NYSE: PKI)), a publicly traded company and a provider of products, services and solutions for the diagnostics, life sciences and applied markets, since February 2015. At Revvity, she also serves on the compensation and benefits committee and the nominating and corporate governance committee. In addition, Dr. Grégoire served as chair of the board of directors of Corvidia Therapeutics, Inc., from 2016 to 2020, a private company focused on treatments for cardio-renal diseases. Corvidia was sold to NovoNordisk in 2020. Dr Gregoire serves on the board of F2G Ltd, a privately held company developing treatments for severe rare mold infections since December 2021 where she is also the chair of the Commercial Committee. Dr. Grégoire received a bachelor’s degree in Pharmacy from Laval University and a doctoral degree in Pharmacy from the State University of New York at Buffalo.

The Company’s board of directors believes that Dr. Grégoire is qualified to serve on the combined company’s board of directors due to her management experience in the pharmaceutical and biotechnology sector and her broad experience of service on other boards of directors.

Jane H. Hollingsworth, J.D. has served as a director of the Company since September 2020. Ms. Hollingsworth previously served as Chair of Diffusion’s board of directors from September 2020 to August 2023. She currently serves as the founding Managing Partner of Militia Hill Ventures, an organization that creates, builds, and invests in life sciences companies, a role she has held since 2013. While at Militia Hill, Jane co-founded and currently serves as Executive Chair of Eliksa Therapeutics, a regenerative medicine company, co-founded and served as Executive Chair of Spirovant Sciences, a gene therapy company sold to Sumitomo Dainippon Pharma, and served as Executive Chair and CEO of Immunome Inc. (NASDAQ: IMNM), a cancer immunotherapy company. Prior to founding Militia Hill, Ms. Hollingsworth co-founded and served as Chief Executive Officer of NuPathe, Inc., a neuroscience focused biopharmaceutical company. She also co-founded and served as EVP of Auxilium Pharmaceuticals, a urology and rare disease focused biopharmaceutical company. Ms. Hollingsworth also currently serves on the boards of the life science companies Afimmune Ltd. and Ribonova, and various industry and community organizations, including the University City Science Center, the Kimmel Center for the Performing Arts and Breatcancer.Org. Ms. Hollingsworth received her B.A. from Gettysburg College and her J.D. from Villanova University.

The Company’s board of directors believes that Ms. Hollingsworth is qualified to serve on the combined company’s board of directors due to her industry perspective and experience, including as chief executive officer and director of a publicly-traded biopharmaceutical company, as well as her depth of her other operating and senior management experience in the industry and educational background.

Jeff Poulton has been a member of the Company’s board of directors since August 2023. Mr. Poulton previously served on EIP’s board of directors from April 2018 to August 2023. Since July 2019, Mr. Poulton has served as Chief Financial Officer at Alnylam Pharmaceuticals, Inc. (NASDAQ: ALNY), a global biopharmaceutical company based in Cambridge, Massachusetts. From January 2018 to April 2019, Mr. Poulton served as chief financial officer at Indigo Agriculture, a plant microbiome company. From September 1998 to December 2017, Mr. Poulton held various roles of increasing responsibility at Shire plc, a biotechnology company, culminating in his service as chief financial officer from July 2014 to December 2017 and a member of Shire’s executive committee and board of directors from January 2015 to December 2017. During his tenure at Shire, Mr. Poulton also lead Shire’s rare disease US/APAC and LATAM commercial operations, as well as Shire’s rare disease business unit. Prior to his tenure at Shire, Mr. Poulton led corporate finance and business development initiatives in both the gas and electric utilities industry and the materials manufacturing sector, serving in financial leadership positions at Cinergy Corporation and PPG Industries, Inc. Mr. Poulton also served as a U.S. Navy Commissioned Officer aboard the USS Peoria. Mr. Poulton holds a B.A. in Economics from Duke University and an MBA in Finance from the Kelly School of Business at Indiana University.

The Company’s board of directors believes that Mr. Poulton is qualified to serve on the combined company’s board of directors due to his significant financial and operational experience in the life sciences industry.

Frank Zavrl has been a member of the Company’s board of directors since August 2023. Mr. Zavrl previously served as a member of EIP’s board of directors from April 2018 to August 2023. From September 2017 to March 2018, Mr. Zavrl served as a member of the board of directors of EIP Pharma, LLC. Prior to that, Mr. Zavrl has served on the board of directors of Puma Biotechnology, Inc. (NASDAQ: PBYI), a publicly-traded company focused on the treatment of cancer, from September 2015 to July 2020. From 2002 to 2011, Mr. Zavrl served as a Partner at Adage Capital Management, L.P., an asset management company, where Mr. Zavrl specialized in biotechnology investments. From 1999 to 2002, Mr. Zavrl served as a Portfolio Manager at Merlin BioMed Group, a healthcare investment firm. Previously, Mr. Zavrl served from 1998 to 1999 as an analyst at Scudder Kemper Investments Inc., focusing on biotechnology investments. Mr. Zavrl received a B.S. in Biochemistry from the University of California, Berkeley and an M.B.A. from the Tuck School of Business at Dartmouth College.

The Company’s board of directors believes that Mr. Zavrl is qualified to serve on the combined company’s board of directors due to his significant investment experience in pharmaceutical and biotechnology companies.

Marwan Sabbagh, M.D. has been a member of the Company’s board of directors since August 2023. Dr. Sabbagh previously served as a member of EIP’s board of directors from November 2021 to August 2023. Since October 2021, Dr. Sabbagh has served as a professor in the Department of Neurology and recently became Vice Chairman for Research at the Barrow Neurological Institute and is board certified in neurology by the American Board of Psychiatry and Neurology. He is also a fellow of the American Academy of Neurology. Previously, from May 2018 to October 2021, Dr. Sabbagh was a neurologist and director at the Cleveland Clinic Lou Ruvo Center for Brain Health. Prior to his time at the Cleveland Clinic, Dr. Sabbagh was a director and neurologist at the Banner Sun Health Research Institute from 2000 to 2015. Dr. Sabbagh served on the board of directors of Quince Therapeutics, Inc. (f/k/a/ Cortexyme, Inc.) (NASDAQ: QNCX) from March 2022 to September 2022. Dr. Sabbagh earned his medical degree from the University of Arizona College of Medicine and his undergraduate degree from the University of California Berkeley. He completed his neurology residency at Baylor College of Medicine and a geriatric neurology and dementia fellowship at the University of California San Diego School of Medicine.

The company’s board of directors believes that Dr. Sabbagh is qualified to serve on the combined company’s board of directors due to his expertise in neurological diseases and extensive clinical development experience.

Jill Davidson has served as a member of the Company’s board of directors since July 2023. Ms. Davidson currently serves as President of Fast Scripts LLC, an early-stage medical service provider to individuals recovering from opioid addiction, a position she has held since March 2021; Co-Manager of SkiProp LLC, an owner of rental properties, a position she has held since April 2015; and Manager of Davidson LLC, an owner of various businesses and rental properties, a position she has held since 1996. Previously, Ms. Davidson served as Vice President of Omnicare, Inc. (“Omnicare”), a comprehensive pharmaceutical and chronic care service provider, from 1997 to 1999, and as Chief Operating Officer of Clasen Long Term Care Pharmacy, a medical services provider, from 1989 until it was acquired by Omnicare in 1997. Ms. Davidson has also previously served as President of the Missouri-Illinois Gateway Hemophilia Association, from 2002 to 2003, and Vice President of the National Pharmacy Roundtable, from 1995 to 1996. Ms. Davidson received her B.A. in Pharmacy from the University of Kentucky, College of Pharmacy.

The Company’s board of directors believes that Ms. Davidson is qualified to serve on the Company’s board of directors due to her extensive experience serving as an officer of pharmaceutical companies.

Family Relationships

John Alam, M.D., and Sylvie Grégoire, Pharm.D. are husband and wife. Other than their relationship, there are no family relationships among any of the Company’s directors or executive officers. Except as described above, there are no arrangements or understandings with another person under which the Company’s directors and executive officers were or are to be selected as a director or executive officer. Additionally, no director or executive officer of the Company is involved in legal proceedings which require disclosure under Item 401 of Regulation S-K.

Affiliations with 5% Stockholders

John Alam, M.D. is the Chief Executive Officer and President and a director of the Company and is a greater than 5% stockholder.

Sylvie Grégoire, Pharm.D. is the Chair of the board of directors of the Company and is a greater than 5% stockholder.

Other than as described herein, none of the Company’s newly appointed directors or executive officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Convertible Notes

In December 2020, EIP issued convertible promissory notes, dated December 4, 2021 (the “2020 Notes”), to predominantly related party investors, for aggregate proceeds of $5,078,500. In December 2021, the Company issued convertible promissory notes, dated December 10, 2021 (the “2021 Notes,” and collectively with the 2020 Notes, the “EIP Convertible Notes”), to predominantly related party investors, for aggregate proceeds of $6,000,000.

John Alam, M.D., EIP’s former President and Chief Executive Officer, purchased $500,000 of the 2020 Notes; Sylvie Grégoire, the former Executive Chair of EIP, purchased $500,000 of the 2020 Notes; Frank Zavrl, a former director of EIP, together with his spouse, Paula Zavrl, purchased an aggregate of $350,000 of the 2020 Notes and $1,000,000 of the 2021 Notes; Kelly Blackburn, EIP’s former Senior Vice President, Clinical Development, purchased an aggregate of $150,000 of the 2020 Notes; and Jeff Poulton, a former director of EIP, purchased $100,000 of the 2020 Notes.

In April 2022, EIP entered into an amendment with the noteholders for the 2020 Notes (the “First Amendment”). In accordance with the First Amendment, the maturity of the 2020 Notes was extended from June 2022 to December 2023, the interest rate was modified so interest accrued at 5% through the original maturity of June 2022 and at 0% thereafter, the conversion discount was increased from 20% to 30%, and a conversion price limit of $3.00 was established for certain conversion scenarios. The 2021 Notes did not accrue any interest and had a maturity date of December 2023. No payments of principal or interest were due prior to maturity.

Subsequent to the First Amendment, the terms of the EIP Convertible Notes provided for automatic conversion upon either (i) the occurrence of a qualified financing of at least $15,000,000 in gross proceeds, in which the outstanding principal and all accrued and unpaid interest shall convert into shares of the equity financing at a conversion price equal to the lesser of 70% of the price per share or $3.00 per share; (ii) the occurrence of an initial public offering, in which the outstanding principal and all accrued and unpaid interest shall convert into common shares offered in the initial public offering at a conversion price equal to the initial public offering price; or (iii) the occurrence of special purpose acquisition company (“SPAC”) transaction or a reverse merger, in which the outstanding principal and all accrued and unpaid interest shall convert into common shares determined in connection with and at the time of the SPAC transaction, or reverse merger, at the conversion price. The terms of the EIP Convertible Notes further provided the holders an option to convert in connection with a financing transaction that is not a qualified financing in which the outstanding principal and all accrued and unpaid interest shall convert into shares of the equity financing at a conversion price equal to the lesser of 70% of the price per share or $3.00 per share for the EIP Convertible Notes.

The terms of the EIP Convertible Notes further provided for payment of 150% of all outstanding principal and all accrued and unpaid interest in the event of a change in control of EIP. The 2021 Notes also have the option to fully convert to common stock at a price per share equal to the conversion price in the event of a change in control.

In June 2023, EIP and the noteholders of the EIP Convertible Notes amended the terms and conditions of the EIP Convertible Notes (the “Second Amendment”) to, among other things, establish a fixed conversion price of $1.47 with respect to the Merger or, with respect to any reverse merger transaction other than the Merger, 70% of the price per share of EIP common stock as determined in good faith by the EIP board of directors at the time of the execution and delivery by EIP of a definitive agreement providing for a reverse merger.

In addition, the 2021 Notes were amended to provide that, to the extent the conversion of such notes in the Merger were to result in the holder beneficially owning more than 9.99% of the outstanding voting stock of the combined company, such holder would be granted pre-funded warrants in lieu of common stock for the conversion of any principal and accrued but unpaid interest in excess of 9.99%. The grant of pre-funded warrants pursuant to any such conversion would not, in and of itself, impact the allocation of shares of Diffusion common stock immediately following the Merger as between the former EIP stockholders and the Diffusion stockholders.

On July 10, 2023, AI EIPP Holdings LLC, one of the major stockholders of EIP, sold and transferred 3,424,871 and 571,439 shares of EIP’s Series B preferred stock to Joshua Boger, another major stockholder of EIP, and Frank Zavrl, respectively, for an aggregate purchase price of approximately $2.7 million. On the same date, EIP sold and issued (x) 473,303 and 78,717 shares of EIP common stock to Joshua Boger and Frank Zavrl, respectively, for an aggregate purchase price of approximately $0.8 million

On July 11, 2023, EIP and AI EIPP Holdings LLC entered into an amendment to the warrant to purchase EIP Common Stock, originally purchased by AI EIPP Holdings LLC in 2018. Such amendment prohibits any exercise of the warrant that would result in AI EIPP Holdings LLC owning more than 9.99% of the outstanding voting stock of the combined company. A copy of the warrant, which was assumed by the Company in connection with the closing of the Merger, is attached to this Current Report on Form 8-K as Exhibit 4.2 hereto and is incorporated herein by reference.

In connection with the Closing, and pursuant to the terms of the 2021 Notes, at the Effective Time the Company issued pre-funded warrants exercisable for 495,995 shares of Company common stock to Joshua Boger in lieu of common stock. The pre-funded warrants are exercisable at any time after the issuance date until exercised in full. The pre-funded warrants are exercisable at an exercise price of $0.001 per share. A copy of the form of pre-funded warrant is attached to this Current Report on Form 8-K as Exhibit 4.3 hereto and is incorporated herein by reference.

Employment Agreements

EIP previously entered into an executive employment agreement with John Alam, M.D., dated as of April 2, 2018 and an offer letter with Kelly Blackburn, M.H.A., dated as of April 29, 2019, as amended by amendment, dated as of January 29, 2019 (collectively, referred to as the “EIP Executive Agreements” and each of Dr. Alam and Ms. Blackburn are referred to as a “EIP executive officer”). Such EIP Executive Agreements remained effective following the Effective Time and are described below. The employment of each EIP executive officer is at will.

John Alam, M.D.

In April 2018, EIP entered into an employment agreement with John Alam, M.D. pursuant to which Dr. Alam serves as EIP’s President and Chief Executive Officer. Dr. Alam’s employment agreement establishes his title, his base salary, his eligibility for an annual bonus of up to 40% of his base salary, and his eligibility for benefits made available to employees generally. Dr. Alam’s employment is at will.

Dr. Alam is currently entitled to a base salary of $420,000, subject to an increase at the discretion of the Company's board of directors. Dr. Alam has the opportunity to earn a target annual bonus of 40 percent of his base salary. Pursuant to the employment agreement, the term of Dr. Alam’s employment commenced on April 2, 2018 and continues until immediately prior to the consummation of a qualified financing, unless earlier terminated (a) immediately upon the executive’s death, (b) by EIP upon executive’s disability or for cause, as such terms are defined in the employment agreement, in each case upon notice thereof, or by EIP for reasons other than for disability for cause, upon at least 30 days prior notice, or (c) by the executive, upon at least 30 days prior notice. The employment agreement specifies that a qualified financing occurs when EIP sells shares of its preferred stock with (i) an aggregate purchase price of not less than $20.0 million, (ii) a price per share equal to at least one and one-half times the Series B original issue price, as defined in our certificate of incorporation, and (iii) the principal purpose of raising capital.

Kelly Blackburn, M.H.A.

In April 2018, EIP entered into an offer letter of employment with Kelly Blackburn, M.H.A., pursuant to which Ms. Blackburn serves as EIP’s Vice President Clinical Development. Ms. Blackburn’s employment offer letter establishes her title, her base salary of $180,000, and her eligibility for benefits made available to employees generally. Ms. Blackburn’s employment is at will.  The terms of her employment agreement specify that Ms. Blackburn will devote approximately 60% of her business time and energies to the business affairs of EIP. In connection with her employment, in May 2018, Ms. Blackburn was granted a non-qualified stock option to purchase 72,000 shares of EIP Common Stock at a price per share of $2.28, which was the fair market value on the date of the grant and will be adjusted in accordance with the terms of the Merger Agreement described above. The option vested as to 25% of the shares on May 1, 2019 with the remainder vesting over the subsequent three years in equal monthly installments. In January 2019, EIP and Ms. Blackburn entered into an amendment to her employment offer letter, pursuant to which (a) the percentage of Ms. Blackburn’s business time and energies to be devoted to EIP was increased to 80% and (b) Ms. Blackburn’s annual base salary was increased to $240,000. Ms. Blackburn continues to be eligible to receive an annual bonus of up to 30% of her base salary. In connection with entry into the amendment to her offer letter, Ms. Blackburn was granted in March 2019 a non-qualified stock option to purchase 48,000 shares of EIP Common Stock at a price per share of $3.19, which was the fair market value on the date of the grant and will be adjusted in accordance with the terms of the Merger Agreement described above. The option vested as to 25% of the shares on January 29, 2020, with the remainder vesting over the subsequent three years in equal monthly installments.

The foregoing descriptions of the EIP Executive Agreements are not complete and are subject to and qualified in its entirety by reference to such agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

Diffusion previously entered into an employment agreement with each of Robert J. Cobuzzi, Jr., Ph.D., dated as of September 8, 2020, as amended by the amendment dated March 29, 2023, and William Elder, dated as of September 23, 2020, as amended by the amendment dated March 29, 2023 (collectively, referred to as the “Diffusion Executive Agreements” and each of Dr. Cobuzzi and Mr. Elder are referred to as a “Diffusion executive officer”), which are further described below. The employment of each executive officer is at will.

Robert J. Cobuzzi, Jr., Ph.D.

Effective September 8, 2020, Diffusion entered into an employment agreement with Dr. Cobuzzi pursuant to which he serves as its President & Chief Executive Officer. The employment agreement has an indefinite term. Dr. Cobuzzi is currently entitled to an initial annual base salary of $410,000, subject to an increase at the discretion of Diffusion’s board of directors. Dr. Cobuzzi has the opportunity to earn a target annual bonus of 50 percent of his base salary. For 2022, Dr. Cobuzzi’s entire base salary was paid in cash. The employment agreement contains certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements” in the Registration Statement. The employment agreement also contains certain non-competition and non-solicitation provisions (each applicable during employment and for 24 months thereafter), as well as confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter). On March 29, 2023, Diffusion entered into an amendment to its employment agreement with Dr. Cobuzzi, pursuant to which certain provisions in the original employment agreement which permitted Diffusion to pay a portion of his base salary and/or annual cash bonus in the form of equity or equity-based compensation, as determined in the good faith discretion of Diffusion’s board of directors, were eliminated.

William Elder

Effective September 23, 2020, Diffusion entered into an employment agreement with Mr. Elder pursuant to which he serves as its General Counsel & Corporate Secretary. The employment agreement has an indefinite term. Mr. Elder is entitled to an initial annual base salary of $250,000, subject to an increase at the discretion of the Board. Mr. Elder has the opportunity to earn a target annual bonus of 30 percent of his base salary. For 2022, Mr. Elder’s entire pro-rated base salary was paid in cash. The employment agreement contains certain severance and change of control provisions as described in more detail below under the heading “—Post-Termination Severance and Change in Control Arrangements” in the Registration Statement. The employment agreement also contains certain non-competition and non-solicitation provisions (each applicable during employment and for 24 months thereafter), as well as confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter). On March 29, 2023, Diffusion entered into an amendment to its employment agreement with Mr. Elder, pursuant to which certain provisions in the original employment agreement which permitted Diffusion to pay a portion of his base salary and/or annual cash bonus in the form of equity or equity-based compensation, as determined in the good faith discretion of Diffusion’s board of directors, were eliminated.

The foregoing descriptions of the Diffusion Executive Agreements are not complete and are subject to and qualified in its entirety by reference to such agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.4, 10.5, 10.6 and 10.7 hereto and are incorporated herein by reference.

Equity Plans

EIP 2018 Employee, Director and Consultant Equity Incentive Plan

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company assumed the EIP Plan and all of the stock options issued and outstanding under the EIP Plan. From and after the Effective Time, each outstanding EIP stock option assumed by the Company may be exercised solely for a number of shares of the Company’s common stock as determined by multiplying (i) the number of shares of EIP capital stock that were subject to such EIP stock option, as in effect immediately prior to the Effective Time, by (ii) 0.1151, the exchange ratio, and rounding the resulting number down to the nearest whole number of shares of the Company’s common stock, at a per share exercise price determined by dividing (A) the per share exercise price of EIP capital stock subject to such EIP stock option, as in effect immediately prior to the Effective Time, by (B) 0.1151, the exchange ratio, and rounding the resulting exercise price up to the nearest whole cent. Any restriction on the exercise of any EIP stock option assumed by the Company will continue in full force and effect and the term, exercisability, vesting schedule, accelerated vesting provisions, and any other provisions of such EIP stock option will otherwise remain unchanged; provided, however, that the Company’s board of directors or a committee thereof will succeed to the authority and responsibility of EIP’s board of directors or any committee thereof with respect to each EIP stock option assumed by the Company.

Pursuant to the terms of the Merger Agreement, the Company is obligated to file a registration statement on Form S-8 to register the shares of the Company’s common stock issuable upon exercise of such EIP stock options promptly, but no later than 30 days following the Effective Time.

The foregoing description of the EIP Plan does not purport to be complete and is qualified in its entirety by reference to the text of the EIP Plan and form of stock option agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.8 hereto and are incorporated herein by reference.

Agreements with Directors and Officers

Indemnification Agreements

The Company has entered into indemnification agreements with certain of its directors and executive officers. The indemnification agreements will require the Company to indemnify these individuals to the fullest extent not prohibited by Delaware law. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the text of the form of indemnification agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.9.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K and the information contained in Item 3.03 of this Current Report on Form 8-K with respect to the Reverse Stock Split and the Reverse Stock Split Amendment of this Current Report on Form 8-K is incorporated by reference herein.

At the Effective Time, on August 16, 2023, Diffusion filed the Name Change Amendment changing its name from “Diffusion Pharmaceuticals Inc.” to “CervoMed Inc.” The foregoing description of the Name Change Amendment is not complete and is subject to and qualified in its entirety by reference to such Name Change Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.4 hereto and is incorporated herein by reference.

Following the Effective Time, on August 16, 2023, the Company amended its bylaws to change the name of the Company such that all references to “Diffusion Pharmaceuticals Inc.” set forth therein were replaced with “CervoMed Inc.” (the “Bylaws Amendment”). The foregoing description of the Bylaws Amendment is not complete and is subject to and qualified in its entirety by reference to such Bylaws Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.5 hereto and is incorporated herein by reference.

Item 5.07         Submission of Matters to a Vote of Security Holders.

On August 15, 2023, Diffusion held the Special Meeting of stockholders to consider three proposals concerning matters related to Diffusion’s previously announced Merger with EIP, pursuant to the Merger Agreement. Each of Diffusion’s proposals was approved by the requisite vote of Diffusion’s stockholders as described below.

At the close of business on July 10, 2023, the record date for the Special Meeting, there were 2,040,287 shares of Diffusion common stock issued and outstanding. The holders of a total of 1,172,199 shares of Diffusion common stock were represented at the Special Meeting by proxy or by attendance at the virtual meeting, representing approximately 57.5% of issued and outstanding Diffusion common stock as of the record date, which total constituted a quorum for the Special Meeting in accordance with Diffusion’s bylaws.

The final voting results for each of the proposals voted upon at the Special Meeting are set forth below. Brokers had discretionary authority to vote for Proposals No. 2 and 3 for the shares of the Diffusion common stock held in street name, and as a result, no broker non-votes were received for Proposals No. 2 or 3. For more information on the proposals voted upon at the meeting, please refer to the Registration Statement, which was originally filed with the Securities and Exchange Commission on July 12, 2023 and declared effective by the Securities and Exchange Commission on July 13, 2023.

Proposal 1. To approve the issuance of shares of Diffusion capital stock pursuant to the Merger, which will represent more than 20% of the shares of Diffusion common stock outstanding immediately prior to the Merger and result in a change of control of Diffusion, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b):

521,953 For	203,636 Against	6,303 Abstain	440,307 Broker Non-Votes

Proposal 2. To approve an amendment to the certificate of incorporation, as amended, of Diffusion to effect a reverse stock split of Diffusion common stock at a ratio within the range between 1.5-for-1 to 8-for-1:

859,259 For	305,881 Against	7,059 Abstain	0 Broker Non-Votes

Proposal 3. To approve a postponement or adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals set forth above:

779,597 For	323,300 Against	8,892 Abstain	0 Broker Non-Votes

Item 7.01         Regulation FD Disclosures.

On August 15, 2023, Diffusion issued a press release announcing preliminary results from the Special Meeting and the anticipated completion of the reverse stock split. The press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein. A copy of Diffusion’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and the accompanying exhibit is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 7.01 and the accompanying exhibit shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01.         Other Events

On August 16, 2023, the Company issued a press release announcing the closing of the Merger. The press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein. The press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

Forward-Looking Statements

This Current Report on Form 8-K includes express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” or other words that convey uncertainty of future events or outcomes may identify these forward-looking statements. Although there is believed to be reasonable basis for each forward-looking statement contained herein, forward-looking statements by their nature involve risks and uncertainties, known and unknown, many of which are beyond the parties’ control and, as a result, actual results could differ materially from those expressed or implied in any forward-looking statement. Particular risks and uncertainties include, among other things, changes in the competitive and highly regulated industries in which the Company operates; variations in operating performance across competitors; changes in laws and regulations affecting the Company’s business; the ability to implement business plans, forecasts, and other expectations after the completion of the transaction; general economic, political, business, industry, and market conditions, inflationary pressures, and geopolitical conflicts; and the other factors discussed under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, the Registration Statement, and the Company’s other filings with the SEC. Any forward-looking statements in this Current Report on Form 8-K speak only as of the date hereof (or such earlier date as may be identified). New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the Merger, will be more fully discussed in future SEC filings and, except as required by applicable law, rule, or regulation, the Company does not undertake any obligation to update any such statements after the date of this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements of EIP Pharma for (i) the year ended December 31, 2022 were previously filed with the SEC as part of the Proxy Statement/Prospectus/Information Statement on June 23, 2023, and (ii) for the three and six months ended June 30, 2023 were filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2023, and pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of the Company and EIP Pharma for the year ended December 31, 2023 and the three and six months ended June 30, 2023 were previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2023, and pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.

(d)	Exhibits

Exhibit No.	Description

2.1¥
Agreement and Plan of Merger, dated as of March 30, 2023, by and among Diffusion Pharmaceuticals Inc., Dawn Merger Sub, Inc. and EIP Pharma, Inc. (incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37942) filed with the SEC on March 30, 2023).

3.1
Certificate of Incorporation of Diffusion Pharmaceuticals Inc., as amended (incorporated by reference from Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-37942) filed with the SEC on March 24, 2023).

3.2	Certificate of Merger.
3.3	Certificate of Amendment, dated August 16, 2023 to the Certificate of Incorporation, as amended, of Diffusion Pharmaceuticals Inc. to implement the Reverse Stock Split.
3.4	Certificate of Amendment, dated August 16, 2023 to the Certificate of Incorporation, as amended, of Diffusion Pharmaceuticals Inc. to implement the name change.
3.5	Bylaws, as amended, of CervoMed Inc.
4.1	Form of Warrant.
4.2	Form of AI EIPP Holdings LLC Warrant.
4.3	Form of Pre-Funded Warrant.
10.1+
Executive Employment Agreement, effective as of April 2, 2018, by and between EIP Pharma, Inc., and John Alam, M.D. (incorporated by reference from Exhibit 10.28 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-271823) filed with the SEC on July 12, 2023).

10.2+
Offer Letter, dated as of April 29, 2018, by and between EIP Pharma, Inc., and Kelly Blackburn (incorporated by reference from Exhibit 10.29 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-271823) filed with the SEC on July 12, 2023).

10.3+
Amendment, dated as of January 29, 2019, to Offer Letter, dated April 29, 2018, by and between EIP Pharma, Inc., and Kelly Blackburn (incorporated by reference from Exhibit 10.30 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-271823) filed with the SEC on July 12, 2023).

Exhibit No.	Description
10.4+
Employment Agreement dated as of September 8, 2020 by and between Robert J. Cobuzzi, Jr., Ph.D. and Diffusion Pharmaceuticals Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37942) filed with the SEC on September 9, 2020.)

10.5+
Amendment, dated March 29, 2023, to Employment Agreement, dated September 8, 2020, by and between Diffusion Pharmaceuticals Inc. and Robert J. Cobuzzi, Ph.D. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-37942) filed with the SEC on March 30, 2023.)

10.6+
Employment Agreement, dated as of September 23, 2020, by and between William Elder and Diffusion Pharmaceuticals Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37942) filed with the SEC on September 9, 2020.)

10.7+
Amendment, dated March 29, 2023, to Employment Agreement, dated September 23, 2020, by and between Diffusion Pharmaceuticals Inc. and William Elder (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K (File No. 001-37942) filed with the SEC on March 30, 2023.)

10.8+
EIP Pharma, Inc. 2018 Employee, Director and Consultant Equity Incentive Plan (incorporated by reference from Exhibit 10.31 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-271823) filed with the SEC on July 12, 2023).

10.9+	Form of Indemnification Agreement between the Company and each of its directions and officers.
10.10†
Option and License Agreement, dated as of August 27, 2012, by and between EIP Pharma LLC and Vertex Pharmaceuticals Incorporated (incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-271823) filed with the SEC on July 12, 2023).

10.11†
Amendment No.1, dated as of April 8, 2014, to Option and License Agreement, dated August 27, 2012, by and between EIP Pharma LLC and Vertex Pharmaceuticals Incorporated (incorporated by reference to Exhibit 10.24 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-271823) filed with the SEC on July 12, 2023).

10.12†
Amendment No.2, dated as of November 17, 2015, to Option and License Agreement, dated August 27, 2012, as amended April 18, 2014, by and between EIP Pharma LLC and Vertex Pharmaceuticals Incorporated (incorporated by reference to Exhibit 10.25 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-271823) filed with the SEC on July 12, 2023).

16.1	Letter from KPMG LLP dated August 17, 2023.
99.1	Press Release dated August 15, 2023, regarding the reverse stock split.
99.2	Press Release dated August 16, 2023, regarding the closing of the Merger.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

¥	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

+	Indicates management contract or compensatory plan.

†	Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2023	CervoMed Inc.

	By:	/s/ William Tanner, Ph.D.
	Name:	William Tanner, Ph.D.
	Title:	Chief Financial Officer